UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest reported) July 2, 2013

AMERICAN MINING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-52403	20-3373669
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

970 Caughlin Crossing, Suite 100

Reno, Nevada 89519

(Address of principal executive offices and Zip Code)

(702) 465-5213

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 28, 2013, Ophion Management Ltd. (“Ophion”) and the Registrant rescinded a private placement by Ophion of 20,000,000 shares (the “Shares”) of the Registrant’s common stock for $100,000 dated June 24, 2013. No certificates evidencing the Shares were issued. As a result of the rescission, the private placement is rendered null and void ab initio and of no force or effect.

On June 28, 2013, the Registrant issued a promissory note to Ophion for the sum of $100,000. The note is payable on demand and accrues interest from the funding date of June 20, 2013 at the rate of 20% per annum. A copy of the Note is attached as Exhibit 10.1 to this Current Report. Ophion is beneficially owned by Thomas Mills, the controlling shareholder of the Registrant.

Item 3.02	Unregistered Sales of Equity Securities

On June 28, 2013, Ophion Management Ltd. (“Ophion”) and the Registrant rescinded a private placement by Ophion of 20,000,000 shares of the Registrant’s common stock (the “Shares”) for $100,000. No certificates evidencing the Shares were issued.

Item 9.01	Financial Statements and Exhibits

Exhibit	Document

10.1	Promissory Note issued by American Mining Corporation to Ophion Management Ltd., dated effective June 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MINING CORPORATION

/s/ Andrew Grundman
Andrew Grundman
President
Date: July 2, 2013